Filed Pursuant to Rule 424(b)(3)
Registration No. 333-140240

July 2008 Performance Update

The Frontier Fund Supplement Dated August 7, 2008 to Prospectus Dated May 27, 2008

T H E     F R O N T I E R     F U N D ’ S     G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

July performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2	July 31, 2008 MTD	July 31, 2008 YTD	NAV / Unit
Balanced Series-2	-2.49%	12.69%	$126.21
Balanced Series-2a	-2.46%	12.60%	$107.50
Campbell/Graham/Tiverton Series-2	-3.18%	7.32%	$107.53
Currency Series-2	1.08%	5.92%	$117.57
Long/Short Commodity Series-2	-2.78%	9.47%	$117.33
Winton/Graham Series-2	-4.25%	14.42%	$119.42
Winton Series-2	-4.08%	9.21%	$129.53
Long Only Commodity Series-2	-9.43%	18.46%	$136.27
Managed Futures Index Series-2	-7.04%	2.79%	$107.33

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

* The above table sets forth the actual performance for the Class and Series as of July 31, 2008. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2008

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$(1,988,037.48)
Unrealized trading gain/(loss)			809,682.38
Less: commissions			(17,613.54)
Less: FCM fees			(27,927.10)
Foreign currency gain/(loss)			(787.91)
Interest income			14,627.44

Total Income			(1,210,056.21)
EXPENSES
Management fees			20,106.60
Incentive fees			22,251.53

Total Expenses			42,358.13
Net Income (Loss)			$(1,252,414.34)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	386,162.15458	$49,982,021.68	129.43
Current month additions	10,790.46600	1,386,951.10
Current month redemptions	(7,905.21880)	(1,013,693.31)
Net Income (loss) for current month		(1,252,414.34)

Net Asset Value, end of current month	389,047.40178	$49,102,865.13	126.21

Monthly rate of return			-2.49%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 2

THE FRONTIER FUND BALANCED SERIES - 2A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2008

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$(78,891.89)
Unrealized trading gain/(loss)			41,246.70
Less: commissions			(522.64)
Less: FCM fees			(798.73)
Foreign currency gain/(loss)			(61.67)
Interest income			2,502.88

Total Income			(36,525.35)
EXPENSES
Trading Fee			1,430.40
Management fees			787.77
Incentive fees			444.10

Total Expenses			2,662.27
Net Income (Loss)			$(39,187.62)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	11,978.74110	$1,320,192.19	110.21
Current month additions	3,599.82359	393,672.79
Current month redemptions	—	—
Net Income (loss) for current month		(39,187.62)

Net Asset Value, end of current month	15,578.56469	$1,674,677.36	107.50

Monthly rate of return			-2.46%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 2A

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2008

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$44,591.15
Unrealized trading gain/(loss)			(223,125.84)
Less: commissions			(1,038.38)
Less: FCM fees			(3,372.77)
Foreign currency gain/(loss)			(1,003.62)
Interest income			1,819.27

Total Income			(182,130.19)
EXPENSES
Management fees			16,093.36
Incentive fees			(305.34)

Total Expenses			15,788.02
Net Income (Loss)			$(197,918.21)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	55,223.61418	$6,133,686.86	111.07
Current month additions	2,567.73726	282,309.12
Current month redemptions	(846.62823)	(94,655.13)
Net Income (loss) for current month		(197,918.21)

Net Asset Value, end of current month	56,944.72321	$6,123,422.64	107.53

Monthly rate of return			-3.18%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2008

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$47,711.85
Unrealized trading gain/(loss)			23,784.24
Net change in inter-series payables			(51,318.06)
Less: FCM fees			(3,086.50)
Interest income			1,476.07

Total Income			18,567.60
EXPENSES
Management fees			4,291.84
Incentive fees			—

Total Expenses			4,291.84
Net Income (Loss)			$14,275.76

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	7,634.60410	$888,015.75	116.31
Current month additions	9,313.71005	1,090,000.00
Current month redemptions	(222.58869)	(25,841.43)
Net Income (loss) for current month		14,275.76

Net Asset Value, end of current month	16,725.72546	$1,966,450.08	117.57

Monthly rate of return			1.08%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2008

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$(61,444.46)
Unrealized trading gain/(loss)			(204,121.63)
Less: commissions			(943.32)
Less: FCM fees			(1,952.46)
Foreign currency gain/(loss)			170.35
Interest income			1,486.61

Total Income			(266,804.91)
EXPENSES
Management fees			9,718.29
Incentive fees			(974.09)

Total Expenses			8,744.20
Net Income (Loss)			$(275,549.11)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	37,594.58215	$4,688,645.30	124.72
Current month additions	21,820.49375	2,682,137.67
Current month redemptions	—	—
Net Income (loss) for current month		(275,549.11)

Net Asset Value, end of current month	59,415.07590	$7,095,233.86	119.42

Monthly rate of return			-4.25%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton/Graham Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2008

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$(88,167.53)
Unrealized trading gain/(loss)			709.71
Less: commissions			—
Less: FCM fees			(310.75)
Foreign currency gain/(loss)			—
Interest income			1,157.67

Total Income			(86,610.90)
EXPENSES
Management fees			745.10
Incentive fees			—

Total Expenses			745.10
Net Income (Loss)			$(87,356.00)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	3,245.00099	$488,231.87	150.46
Current month additions	4,723.60838	685,000.00
Current month redemptions	—	—
Net Income (loss) for current month		(87,356.00)

Net Asset Value, end of current month	7,968.60937	$1,085,875.87	136.27

Monthly rate of return			-9.43%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long Only Commodity Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2008

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$(431,358.21)
Unrealized trading gain/(loss)			269,151.26
Less: commissions			(3,911.01)
Less: FCM fees			(2,782.22)
Foreign currency gain/(loss)			—
Interest income			9,358.51

Total Income			(159,541.67)
EXPENSES
Management fees			18,848.29
Incentive fees			12,954.95

Total Expenses			31,803.24
Net Income (Loss)			$(191,344.91)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	45,637.93092	$5,507,968.75	120.69
Current month additions	18,232.79502	2,177,943.97
Current month redemptions	(674.58728)	(79,624.60)
Net Income (loss) for current month		(191,344.91)

Net Asset Value, end of current month	63,196.13866	$7,414,943.21	117.33

Monthly rate of return			-2.78%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2008

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$(14,946.20)
Unrealized trading gain/(loss)			(14,658.97)
Less: commissions			(71.59)
Less: FCM fees			(159.51)
Foreign currency gain/(loss)			20.29
Interest income			612.34

Total Income			(29,203.64)
EXPENSES
Management fees			637.61
Incentive fees			—

Total Expenses			637.61
Net Income (Loss)			$(29,841.25)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	3,497.84732	$403,868.05	115.46
Current month additions	357.66229	39,800.00
Current month redemptions	—	—
Net Income (loss) for current month		(29,841.25)

Net Asset Value, end of current month	3,855.50961	$413,826.80	107.33

Monthly rate of return			-7.04%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Managed Futures Index Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2008

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$53,258.29
Unrealized trading gain/(loss)			(500,167.37)
Less: commissions			(1,342.18)
Less: FCM fees			288.65
Foreign currency gain/(loss)			(22.74)
Interest income			2,783.71

Total Income			(445,201.64)
EXPENSES
Management fees			18,398.64
Incentive fees			10,408.44

Total Expenses			28,807.08
Net Income (Loss)			$(474,008.72)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	85,974.17801	$11,610,002.26	135.04
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		(474,008.72)

Net Asset Value, end of current month	85,974.17801	$11,135,993.54	129.53

Monthly rate of return			-4.08%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton Series 2